UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

TS&W/CLAYMORE TAX-ADVANTAGED BALANCED FUND
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
NEIL CHELO
SIMON A. LACK
JAMES R. MERCHANT
RICHARD A. RAPPAPORT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other Participants named herein (collectively, the “Participants”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of trustee nominees at the 2011 annual meeting of shareholders (the “Annual Meeting”) of TS&W/Claymore Tax-Advantaged Balanced Fund.  The Participants have not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: Press Release dated July 20, 2011:

Guggenheim Partners, LLC and TS&W / Claymore Tax-Advantaged
Balanced Fund Continue to Fail Shareholders as 2010 Annual Meeting
Anniversary Date Passes Without 2011 Annual Meeting Date

Western Investment ONCE AGAIN Calls on TYW to Promptly Hold
2011 Annual Meeting and Allow Shareholders to Decide the Future of the Fund

NEW YORK, July 20, 2011 /PRNewswire/ -- Western Investment LLC (“Western Investment”) criticized the continued delay by TS&W / Claymore Tax-Advantaged Balanced Fund (NYSE:TYW) and Guggenheim Partners, LLC in failing to schedule TYW’s 2011 annual meeting of shareholders.  Western Investment, together with its affiliates, is TYW’s largest shareholder, owning approximately 7.1% of the outstanding shares of TYW.

Arthur D. Lipson, managing member of Western Investment, stated, “We have become increasingly frustrated with the stall tactics currently being employed by Guggenheim and TYW with respect to TYW’s delayed 2011 annual meeting of shareholders.  TYW last held a meeting of shareholders in July 2010.  One year later with TYW at a clear crossroads, shareholders are being kept in the dark regarding the 2011 annual meeting and TYW’s future.”

Mr. Lipson continued, “We are extremely concerned by this silence given the Board of Trustees’ unfortunate record of ignoring the will of shareholders.  At TYW’s 2010 annual meeting of shareholders, a majority of shareholders voted to elect one of Western Investment’s nominees to the Board.  TYW ignored this vote and the election of Western Investment’s nominee was blocked by a shareholder unfriendly TYW bylaw that protects incumbent trustees.  TYW also failed to implement Western Investment’s proposal to declassify the Board despite shareholder approval of the proposal by a nearly two-to-one margin.”

Mr. Lipson continued, “In mid-April 2011, TYW delivered a letter to shareholders announcing that the Board had approved ‘in principle the conversion of [TYW] into an open-end mutual fund.’  Following this announcement, TYW maintained complete silence with respect to its plans moving forward until suddenly announcing last month that the plan to open-end was no longer under consideration.  Instead, shareholders must be prepared for TYW to pursue any one of a number of ‘other possible courses of action’ being considered by the Board, which have not been disclosed.”

Mr. Lipson continued, “The Board’s inexcusable failure to present a comprehensive solution to shareholders, highlighted by its extremely troubling announcement that it is continuing ‘to evaluate other possible courses of action’ even after wasting untold shareholder assets pursuing its ill-conceived plan to open-end, combined with its failure to act on the shareholder mandate delivered at the 2010 annual meeting and its continued delay of the 2011 annual meeting, are why we have nominated four highly qualified individuals for election at the 2011 annual meeting.  We believe that our highly qualified, independent nominees possess the skill sets necessary to address TYW’s current needs and that they will work towards a solution that provides maximum value for all shareholders.”

Mr. Lipson concluded, “We once again call on TYW to promptly hold its 2011 annual meeting.  It is imperative that TYW shareholders, TYW’s true owners, decide who will guide TYW moving forward.  Based on this Board’s shareholder unfriendly track record, we strongly believe that it is our nominees, not the current Board, who will provide shareholders of TYW with the best chance of maximizing shareholder value.”

Despite the common practice of maintaining an open dialogue with large shareholders, to date there has been no response from Kevin M. Robinson, TYW’s Chief Executive and Legal Officer, to repeated phone calls from Mr. Lipson.

CONTACT:  Arthur D. Lipson, (801) 568-1400

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below) named herein, intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used at the 2011 annual meeting of shareholders of TS&W / Claymore Tax-Advantaged Balanced Fund, a Delaware statutory trust (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL SHAREHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV/.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, Western Investment Hedged Partners L.P. (“WIHP”), Western Investment Total Return Partners L.P. (“WITRP”), Western Investment Activism Partners LLC (“WIAP”), Western Investment Total Return Fund Ltd. (“WITRL,” and together with Western Investment, WIHP, WIAP and WITRP, the “Western Funds”), Arthur D. Lipson, Benchmark Plus Institutional Partners, L.L.C. (“BPIP”), Benchmark Plus Partners, L.L.C. (“BPP”), Benchmark Plus Management, L.L.C., Scott Franzblau, Robert Ferguson, Neil Chelo, Simon A. Lack, James R. Merchant and Richard A. Rappaport.

As of the date hereof, the Participants collectively own an aggregate of 1,591,675.5562 shares of Common Stock of the Fund, consisting of the following:  (1) 406 shares owned directly by Western Investment, (2) 369,136.5562 shares owned directly by WIHP, (3) 279,877 shares owned directly by WIAP, (4) 448,754 shares owned directly by WITRP, (5) 405,966 shares owned directly by BPIP and (6) 87,536 shares owned directly by BPP.